Exhibit 99.1

                                               Unocal Corporation
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245

                                   [UNOCAL 76 LOGO]

                                               NEWS RELEASE

                                              Contact: Barry Lane (Media)
                                                       310-726-7731
                                                       Robert Wright (Investors)
                                                       310-726-7665

 Unocal 3Q 2003 net earnings up 54% from year earlier; 9-months up 97% over 2002
--------------------------------------------------------------------------------

       El Segundo, Calif. Oct. 30, 2003 - Unocal Corporation (NYSE: UCL) today reported net earnings in the third quarter of $152 million, or 58 cents per share (diluted). This compares with net earnings of $99 million, or 41 cents per share (diluted), in the same period a year ago and $177 million, or 68 cents per share (diluted), in the second quarter 2003.

       Unocal's adjusted after-tax earnings for the third quarter 2003 were $190 million, or 72 cents per share (diluted). This compares with the Thomson/First Call consensus (published Oct. 26, 2003) of 68 cents per share. Unocal's adjusted after-tax earnings were $126 million, or 52 cents per share (diluted), in the third quarter 2002, and $191 million, or 73 cents per share (diluted), in the second quarter 2003. Adjusted after-tax earnings are net earnings excluding special items, earnings from discontinued operations and cumulative effects of accounting changes.

CONSOLIDATED RESULTS (UNAUDITED)                  3rd Q       2nd Q       3rd Q
                                           -------------------------------------
Millions of dollars except per share amounts       2003        2003        2002
--------------------------------------------------------------------------------
Earnings from continuing operations               $ 152       $ 169        $ 99
Earnings from discontinued operations                 -           8           -
Cumulative effects of accounting changes              -           -           -
--------------------------------------------------------------------------------
Net earnings                                        152         177          99
--------------------------------------------------------------------------------
   Less:  Earnings from discontinued operations       -           8           -
   Less:  Cumulative effects of accounting changes    -           -           -
   Less:  Special items                             (38)        (22)        (27)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                       $ 190       $ 191       $ 126
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                         $ 0.58      $ 0.65      $ 0.41
   Discontinued operations                            -        0.03           -
   Cumulative effects of accounting changes           -           -           -
--------------------------------------------------------------------------------
Total net earnings per share                     $ 0.58      $ 0.68      $ 0.41
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share            $ 0.72      $ 0.73      $ 0.52
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED) $ 1,541     $ 1,620     $ 1,297
================================================================================

       In the third quarter 2003, special items included $23 million in net after-tax gains on asset sales (due to the sale of Tom Brown, Inc., common stock), a net after-tax charge of $32 million for impairments on assets held for sale and an additional $6 million after-tax charge associated with the company's 2003 restructuring plan. In addition, the current quarter included $23 million in net after-tax provisions for environmental and litigation matters related primarily to formerly operated sites or sites previously sold with retained liabilities. All of the special items are detailed in the Adjusted After-tax Earnings table.

       Unocal's third quarter 2003 earnings (compared with 3Q 2002) reflected higher natural gas and liquids prices, increased earnings from geothermal and power operations, and lower exploration expenses (including dry hole costs).

       The positive factors were offset partially by lower North America natural gas and liquids production, reduced earnings from the company's minerals operations, increased administrative and general expense due principally to higher pension-related costs, and higher outside litigation support costs. The lower North America production in the third quarter was due principally to natural reservoir declines and the impact of asset dispositions during the first nine months of 2003.

       Third-quarter total revenues were $1.54 billion, up from $1.30 billion in the third quarter 2002, primarily due to higher commodity prices for natural gas and liquids.

       Unocal's EBITDAX for the third quarter 2003 was $711 million, or $2.61 per share (diluted). This compares with $602 million, or $2.46 per share (diluted), for the same period in 2002. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items, earnings from discontinued operations and cumulative effects of accounting changes. EBITDAX is commonly used by investors and analysts to facilitate comparison of companies like Unocal that use the "successful efforts" accounting method with other exploration and production companies that use the "full-cost" method.

       Worldwide, Unocal's consolidated net daily production in the third quarter 2003 averaged 441,000 barrels of oil equivalent (BOE) per day, compared with 466,000 BOE per day a year ago. The decline in North America production was partially offset by increases in International natural gas and liquids production.

       Unocal's worldwide average liquids price, including hedging, was $27.28 per barrel, up from $24.81 in the third quarter 2002. The company's average worldwide realized price for natural gas, including hedging, was $3.60 per thousand cubic feet (mcf), compared with $2.79 per mcf a year ago. Hedging activities in the third quarter lowered worldwide liquids realizations by 6 cents per barrel, while hedging activities had no impact on natural gas realizations.

                                       -3-
Nine-months results
-------------------
       Net earnings for the first nine months of 2003 were $463 million, or $1.78 per share (diluted). This compares with $235 million, or 96 cents per share (diluted) for the same period a year ago.

       Unocal's adjusted after-tax earnings for the first nine months were $610 million, or $2.32 per share (diluted). This compares with $303 million, or $1.24 per share (diluted), for the first nine months of 2002. The special items are detailed in the Adjusted After-tax Earnings table included with this news release.

       Total revenues for the year-to-date were $4.95 billion, up from $3.71 billion last year.

                                                         For the Nine Months
CONSOLIDATED RESULTS (UNAUDITED)                         Ended September 30,
                                                      --------------------------
Millions of dollars except per share amounts                  2003         2002
--------------------------------------------------------------------------------
Earnings from continuing operations                          $ 538        $ 234
Earnings from discontinued operations                            8            1
Cumulative effects of accounting changes                       (83)           -
--------------------------------------------------------------------------------
Net earnings                                                   463          235
--------------------------------------------------------------------------------
   Less:  Earnings from discontinued operations                  8            1
   Less:  Cumulative effects of accounting changes             (83)           -
   Less:  Special items                                        (72)         (69)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                                  $ 610        $ 303
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                                    $ 2.05       $ 0.96
   Discontinued operations                                    0.03            -
   Cumulative effects of accounting changes                  (0.30)           -
--------------------------------------------------------------------------------
Total net earnings per share                                $ 1.78       $ 0.96
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share                       $ 2.32       $ 1.24
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)            $ 4,950      $ 3,714
================================================================================

       Unocal's EBITDAX for the nine months of 2003 was $2.26 billion, or $8.30 per share (diluted), compared with $1.69 billion, or $6.90 per share (diluted), for the same period in 2002.

Financial condition
-------------------
       Cash flow from operating activities for the nine months ended Sept. 30, 2003, was $1.65 billion, compared with $1.23 billion for the comparable period of 2002.

       Capital spending was $1.30 billion for the nine months 2003, versus $1.25 billion in the same period a year ago.

       Pretax proceeds from asset sales were $152 million in the third quarter, bringing the total for the year to date to $343 million. Third quarter dispositions included the sale of the majority of the company's common stock holding in Tom Brown, Inc. Proceeds from the sale of assets in 2003 will be used mainly to reduce debt and other financings.

       The company's total consolidated long-term debt (including current maturities) was $3.12 billion at Sept. 30, 2003, compared with $3.0 billion at year-end 2002. Cash and cash-equivalents were $485 million at Sept. 30, 2003, compared with $168 million at December 31, 2002. During the third quarter, as a result of the Financial Accounting Standards Board's

Interpretation No. 46 dealing with "Variable Interest Entities," the company consolidated $78 million in long-term debt of an affiliate that operates geothermal steam-fired power plants in Indonesia.

       In the first nine months of 2003, the company retired more than $400 million in debt and other long-term financings. In addition, the company purchased more than $280 million of its outstanding debt securities through a tender offer and open market purchases in October.

Fourth quarter 2003 outlook
---------------------------
       For the fourth quarter 2003, Unocal is forecasting adjusted after-tax earnings of 55 to 65 cents per share (diluted). This forecast compares with the Thomson/First Call consensus (published Oct. 26, 2003) of 58 cents per share for the quarter. The fourth quarter forecast assumes average NYMEX benchmark prices of $30.00 per barrel of crude oil and $5.00 per million British thermal units (mmBtu) for North America natural gas for the period.

       Unocal's fourth quarter adjusted after-tax earnings are expected to change $8 million for every $1 change in its average worldwide realized price for crude oil and $3.5 million for every 10-cent change in its average realized North America natural gas price, excluding the effect of hedging activities. The forecast also assumes pretax dry hole costs in the fourth quarter of $50 to $65 million.

       The company's current estimate for fourth quarter 2003 production is between 430,000 and 440,000 BOE per day.

        Unocal's total actual production could also be impacted by cost recovery volume fluctuations under its various foreign production-sharing contracts due to changes in commodity prices, the rate of ramp-up of production at the West Seno field offshore Indonesia, changes in demand for gas in Thailand, and production and exploration performance in the Gulf of Mexico.

       The fourth-quarter adjusted after-tax earnings forecast excludes special items. Because of the inherent uncertainty related to special items, determining whether or when they will occur and quantifying their dollar impact, Unocal does not forecast net earnings.

About Unocal Corporation
------------------------
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in North America and Asia.

Conference call/financial database
----------------------------------
       Unocal will webcast its quarterly earnings conference call today at 1 p.m.PST (4 p.m. EST) over the Internet. To listen to the live webcast, go to the Investor Presentations section of the Unocal web site, www.unocal.com. Replays of the conference call, including questions and answers, will be available.

                                      -5-
       Complete detailed financial tables for the third quarter 2003 and the comparable prior periods are available in the "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Information section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.
                                    * * * * *
This news release contains certain forward-looking statements about expected adjusted after-tax earnings, production rates, commodity prices, and dry hole costs. These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results could differ materially as a result of changes in commodity prices; the levels of the company's oil and gas production; the extent of the company's operating cash flow and other capital resources available to fund its capital expenditures; regulatory, geological, operating and economic considerations; and other factors discussed in Unocal's 2002 Annual Report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission. Unocal undertakes no obligation to update the information in this news release.

Investors are urged to consider closely the disclosure in Unocal's 2002 Annual Report on Form 10-K and other reports filed with the SEC (SEC File No. 1-8483). Copies of the company's SEC filings are available from the company by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com.

                                    * * * * *

                                      -6-

CONSOLIDATED EARNINGS (UNAUDITED)                             UNOCAL CORPORATION

                                    For the Three Months     For the Nine Months
                                     Ended September 30,     Ended September 30,
                               -------------------------------------------------
Millions of dollars
except per share amounts                  2003       2002        2003       2002
--------------------------------------------------------------------------------
Revenues
Sales and operating revenues           $ 1,478    $ 1,299     $ 4,817    $ 3,695
Interest, dividends
   and miscellaneous income (loss)          (2)        (3)         18         17
Gain on sales of assets                     65          1         115          2
--------------------------------------------------------------------------------
      Total revenues                     1,541      1,297       4,950      3,714
Costs and other deductions
Crude oil, natural gas
   and product purchases                   447        401       1,629      1,124
Operating expense                          346        326         965        949
Administrative and general expense          61         34         199        114
Depreciation, depletion and amortization   231        245         746        724
Asset impairments                           83          6          86         27
Dry hole costs                              14         40          95         81
Exploration expense                         39         60         182        180
Interest expense                            45         40         119        134
Property and other operating taxes          18          7          61         41
Distributions on convertible preferred
   securities of subsidiary trust            8          8          24         24
--------------------------------------------------------------------------------
      Total costs and other deductions   1,292      1,167       4,106      3,398

Earnings from equity investments            54         35         150        123
--------------------------------------------------------------------------------
Earnings from continuing operations
   before income taxes
   and minority interests                  303        165         994        439
--------------------------------------------------------------------------------
Income taxes                               147         68         448        203
Minority interests                           4         (2)          8          2
--------------------------------------------------------------------------------
Earnings from continuing operations        152         99         538        234
--------------------------------------------------------------------------------
Earnings from discontinued operations        -          -           8          1
Cumulative effects of
   accounting changes (a)                    -          -         (83)         -
--------------------------------------------------------------------------------
      Net earnings                       $ 152       $ 99       $ 463      $ 235
================================================================================
Basic earnings per share
   of common stock (b)
      Continuing operations             $ 0.59     $ 0.41      $ 2.08     $ 0.96
      Net earnings                      $ 0.59     $ 0.41      $ 1.79     $ 0.96

Diluted earnings per share
   of common stock (c)
      Continuing operations             $ 0.58     $ 0.41      $ 2.05     $ 0.96
      Net earnings                      $ 0.58     $ 0.41      $ 1.78     $ 0.96

Cash dividends declared per share
   of common stock                      $ 0.20     $ 0.20      $ 0.60     $ 0.60
--------------------------------------------------------------------------------

(a)  Net of tax (benefit)                  $ -        $ -       $ (48)       $ -
(b)  Basic weighted average shares
        outstanding  (in thousands)    258,525    244,664     258,244    244,503
(c)  Diluted weighted average shares
        outstanding (in thousands)     272,691    245,226     272,172    245,378

                                      -7-

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)              UNOCAL CORPORATION

                                               At September 30, At December  31,
Millions of dollars                                 2003                  2002
--------------------------------------------------------------------------------
Assets
Cash and cash equivalents                            $ 485                 $ 168
Other current assets - net                           1,252                 1,207
Investments and long-term receivables - net            903                 1,044
Properties - net                                     8,492                 7,879
Goodwill                                               129                   122
Other assets                                           407                   340
--------------------------------------------------------------------------------
   Total assets                                   $ 11,668              $ 10,760
================================================================================

Liabilities and Stockholders' Equity
Current liabilities (a)                            $ 1,900               $ 1,632
Long-term debt and capital leases                    2,868                 3,002
Deferred income taxes                                  709                   593
Accrued abandonment, restoration
   and environmental liabilities                       912                   622
Other deferred credits and liabilities                 915                   816
Minority interests                                      28                   275

Convertible preferred securities
   of a subsidiary trust                               522                   522

Stockholders' equity                                 3,814                 3,298
--------------------------------------------------------------------------------
   Total liabilities and stockholders' equity     $ 11,668              $ 10,760
================================================================================

(a)  Includes current portion of LTD of:               249                     6

                                      -8-

CONSOLIDATED CASH FLOWS (UNAUDITED)                           UNOCAL CORPORATION

                                                            For the Nine Months
                                                            Ended September 30,
                                                          ----------------------
Millions of dollars                                         2003           2002
--------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net earnings                                               $ 463          $ 235
Adjustments to reconcile net earnings to
    net cash provided by operating activities
      Depreciation, depletion and amortization               746            724
      Asset impairments                                       86             27
      Dry hole costs                                          95             81
      Amortization of exploratory leasehold costs             88             74
      Deferred income taxes                                  102             25
      Gain on sales of assets                               (115)            (2)
      Gain on disposal of discontinued operations            (13)            (2)
      Pension expense                                         65             17
      Restructuring provisions net of payments                22             14
      Cumulative effect of accounting changes                 83              -
      Other                                                    5            (85)
Working capital and other changes related to operations       20            124
--------------------------------------------------------------------------------
       Net cash provided by operating activities           1,647          1,232
--------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs)         (1,296)        (1,248)
   Proceeds from sales of assets                             343             61
   Proceeds from sale of discontinued operations              11              3
--------------------------------------------------------------------------------
       Net cash used in investing activities                (942)        (1,184)
--------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Long-term borrowings                                      154            437
   Reduction of long-term debt
      and capital lease obligations                         (156)          (267)
   Minority interests                                       (257)            (6)
   Proceeds from issuance of common stock                     21             19
   Dividends paid on common stock                           (155)          (147)
   Other                                                       5              1
--------------------------------------------------------------------------------
       Net cash provided by (used in) financing activities  (388)            37
--------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents         317             85
--------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year               168            190
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period                 $ 485          $ 275
================================================================================

                                      -9-

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT
(UNAUDITED)
                                    3rd Q 2003               2nd Q 2003
                               -------------------------------------------------
                                           Adjusted                  Adjusted
                                  Net      After-Tax       Net       After-Tax
Millions of dollars            Earnings    Earnings (a)  Earnings   Earnings (a)
--------------------------------------------------------------------------------
Exploration & Production
   North America
      U.S. Lower 48 (b)           $  77          $  85      $  89         $  70
      Alaska                         12             12         14            14
      Canada                         15             15          8             6
   International
      Far East                      115            115        116           116
      Other                          21             21         29            29
Trade                                 3              3          4             4
Midstream                            16             17         18            18
Geothermal and Power Operations      19             19          7             7
Corporate and Other
      Administrative and General    (21)           (21)       (22)          (22)
      Interest Expense - Net        (32)           (32)       (28)          (28)
      Environmental and Litigation  (33)           (15)       (28)           (2)
      Other (a)                     (40)           (29)       (38)          (21)
--------------------------------------------------------------------------------
After-tax earnings (loss)
      from continuing operations    152            190        169           191
After-tax earnings from
      discontinued operations         -              -          8             -
Cumulative effects of
      accounting changes              -              -          -             -
--------------------------------------------------------------------------------
After-tax earnings (loss)         $ 152          $ 190      $ 177         $ 191
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings table.
(b)    Includes earnings (loss) from:
          Onshore / Shelf            85             93        118            99
          Deep water                 (8)            (8)       (29)          (29)

                                      -10-

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT
(UNAUDITED)
                                    3rd Q 2003               3rd Q 2002
                               -------------------------------------------------
                                           Adjusted                  Adjusted
                                  Net      After-Tax       Net       After-Tax
Millions of dollars            Earnings    Earnings (a)  Earnings   Earnings (a)
--------------------------------------------------------------------------------
Exploration & Production
   North America
      U.S. Lower 48 (b)            $ 77           $ 85       $ 13          $ 13
      Alaska                         12             12         10            10
      Canada                         15             15         (2)            3
   International
      Far East                      115            115        120           120
      Other                          21             21         16            16
Trade                                 3              3         (1)           (1)
Midstream                            16             17         17            17
Geothermal and Power Operations      19             19          5             5
Corporate and Other
      Administrative and General    (21)           (21)       (21)          (21)
      Interest Expense - Net        (32)           (32)       (28)          (28)
      Environmental and Litigation  (33)           (15)       (14)           (3)
      Other (a)                     (40)           (29)       (16)           (5)
--------------------------------------------------------------------------------
After-tax earnings (loss)
      from continuing operations    152            190         99           126
After-tax earnings from
      discontinued operations         -              -          -             -
Cumulative effects of
      accounting changes              -              -          -             -
--------------------------------------------------------------------------------
After-tax earnings (loss)         $ 152          $ 190       $ 99         $ 126
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings table.
(b)    Includes earnings (loss) from:
          Onshore / Shelf            85             93         23            23
          Deep water                 (8)            (8)       (10)          (10)

                                      -11-

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT
(UNAUDITED)                          For the Nine Months Ended September 30,
                               -------------------------------------------------
                                 2003        2003          2002        2002
                               -------------------------------------------------
                                           Adjusted                  Adjusted
                                  Net      After-Tax       Net       After-Tax
Millions of dollars            Earnings    Earnings (a)  Earnings   Earnings (a)
--------------------------------------------------------------------------------
Exploration & Production
   North America
      U.S. Lower 48 (b)           $ 277          $ 266       $ 37          $ 46
      Alaska                         41             41         (1)           (1)
      Canada                         47             43         (5)            -
   International
      Far East                      352            352        323           323
      Other                          71             71         40            40
Trade                                (2)            (2)         1             1
Midstream                            52             53         59            59
Geothermal and Power Operations      38             38         25            25
Corporate and Other
      Administrative and General    (66)           (66)       (64)          (64)
      Interest Expense - Net        (91)           (91)       (93)          (93)
      Environmental and Litigation  (78)           (20)       (50)           (6)
      Other (a)                    (103)           (75)       (38)          (27)
--------------------------------------------------------------------------------
After-tax earnings (loss)
      from continuing operations    538            610        234           303
After-tax earnings from
      discontinued operations         8              -          1             -
Cumulative effects of
      accounting changes            (83)             -          -             -
--------------------------------------------------------------------------------
After-tax earnings (loss)         $ 463          $ 610      $ 235         $ 303
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings table.
(b)    Includes earnings (loss) from:
          Onshore / Shelf           345            334         65            74
          Deep water                (68)           (68)       (28)          (28)

                                      -12-

OPERATING HIGHLIGHTS                                          UNOCAL CORPORATION

                                       For the Three Months For the Nine Months
                                         Ended September 30, Ended September 30,
                                       -----------------------------------------
                                                 2003    2002     2003     2002
--------------------------------------------------------------------------------
North America Net Daily Production
  Liquids (thousand barrels)
     U.S. Lower 48 (a) (b)                         42      52       45       54
     Alaska                                        21      24       22       25
     Canada                                        17      16       17       17
--------------------------------------------------------------------------------
          Total liquids                            80      92       84       96
  Natural gas - dry basis (million cubic feet)
     U.S. Lower 48 (a) (b)                        595     716      650      740
     Alaska                                        49      61       59       79
     Canada                                        90      90       91       91
--------------------------------------------------------------------------------
          Total natural gas                       734     867      800      910
North America Average Prices (excluding hedging activities) (c)
  Liquids (per barrel)
     U. S. Lower 48                           $ 27.92 $ 24.85  $ 28.04  $ 22.24
     Alaska                                   $ 29.39 $ 26.10  $ 29.87  $ 23.36
     Canada                                   $ 24.02 $ 22.70  $ 25.37  $ 20.29
          Average                             $ 27.47 $ 24.79  $ 27.96  $ 22.18
  Natural gas (per mcf)
     U. S. Lower 48                            $ 4.78  $ 2.95   $ 5.39   $ 2.78
     Alaska                                    $ 1.46  $ 1.20   $ 1.27   $ 1.48
     Canada                                    $ 4.96  $ 2.08   $ 5.24   $ 2.38
          Average                              $ 4.57  $ 2.73   $ 5.05   $ 2.62
--------------------------------------------------------------------------------
North America Average Prices (including hedging activities) (c)
  Liquids (per barrel)
     U. S. Lower 48                           $ 27.71 $ 24.84  $ 27.37  $ 22.28
     Alaska                                   $ 29.39 $ 26.10  $ 29.87  $ 23.36
     Canada                                   $ 24.02 $ 22.70  $ 25.37  $ 20.29
          Average                             $ 27.36 $ 24.78  $ 27.59  $ 22.20
  Natural gas (per mcf)
     U. S. Lower 48                            $ 4.82  $ 2.97   $ 5.11   $ 2.87
     Alaska                                    $ 1.46  $ 1.20   $ 1.27   $ 1.48
     Canada                                    $ 4.64  $ 2.10   $ 4.93   $ 2.44
          Average                              $ 4.57  $ 2.75   $ 4.79   $ 2.69
--------------------------------------------------------------------------------

(a)Includes proportional interests in production of equity investees.
(b)Includes minority interests of :
                                    Liquids         -      8          1       8
                                Natural gas         -     94          7      96
                     Barrels oil equivalent         -     24          2      24
(c)Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.

                                      -13-

OPERATING HIGHLIGHTS (CONTINUED)                              UNOCAL CORPORATION

                                       For the Three Months For the Nine Months
                                         Ended September 30, Ended September 30,
                                       -----------------------------------------
                                                 2003    2002     2003     2002
--------------------------------------------------------------------------------
International Net Daily Production (d)
  Liquids  (thousand barrels)
     Far East                                      59      52       58       53
     Other (a)                                     20      20       20       20
--------------------------------------------------------------------------------
          Total liquids                            79      72       78       73
  Natural gas - dry basis (million cubic feet)
     Far East                                     883     859      888      855
     Other (a)                                     74      83       91       79
--------------------------------------------------------------------------------
          Total natural gas                       957     942      979      934
International Average Prices (d) (e)
  Liquids (per barrel)
     Far East                                  $26.65  $23.99   $26.92   $21.95
     Other                                     $29.19  $26.94   $27.74   $24.62
          Average                              $27.20  $24.84   $27.11   $22.62
  Natural gas (per mcf)
     Far East                                   $2.86   $2.84    $2.79    $2.74
     Other                                      $2.93   $2.80    $2.88    $2.70
          Average                               $2.87   $2.83    $2.80    $2.74
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Worldwide Net Daily Production (a) (b) (d)
  Liquids  (thousand barrels)                     159     164      162      169
  Natural gas - dry basis (million cubic feet)  1,691   1,809    1,779    1,844
  Barrels oil equivalent (thousands)              441     466      458      476
Worldwide Average Prices (excluding hedging activities) (c)
  Liquids (per barrel)                         $27.34  $24.82    $27.55  $22.37
  Natural gas (per mcf)                         $3.60   $2.78     $3.79   $2.68
Worldwide Average Prices (including hedging activities) (c) (e)
  Liquids (per barrel)                         $27.28  $24.81    $27.36  $22.38
  Natural gas (per mcf)                         $3.60   $2.79     $3.68   $2.72
--------------------------------------------------------------------------------

(a)Includes proportional interests in production of equity investees.
(b)Includes minority interests of :
                                    Liquids         -      8          1       8
                                Natural gas         -     94          7      96
                     Barrels oil equivalent         -     24          2      24
(c)Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.
(d)International production is presented utilizing the economic interest method.
(e)International did not have any hedging activities.

                                      -14-

ADJUSTED AFTER-TAX EARNINGS (UNAUDITED)
                                      For the Three Months   For the Nine Months
                                       Ended September 30,   Ended September 30,
                                      ------------------------------------------
Millions of dollars
except per share amounts                  2003       2002       2003       2002
--------------------------------------------------------------------------------
Net earnings                             $ 152       $ 99      $ 463      $ 235
--------------------------------------------------------------------------------
Less:
 Earnings from discontinued operations       -          -          8          1
 Cumulative effects of accounting changes    -          -        (83)         -
--------------------------------------------------------------------------------
Earnings from continuing operations        152         99        538        234
--------------------------------------------------------------------------------
Less: Special items
   E&P - North America - U.S. Lower 48
     Asset sales                            23          -         43          2
     Assets held for sale-impairments      (31)         -        (31)         -
     Environmental and
        litigation provisions                -          -         (1)         1
     Restructuring                           -          -          -        (12)
   E&P - North America - Canada
     Trading derivatives-non-hedging         -         (5)         4         (5)
   Midstream
     Assets held for sale-impairments       (1)         -         (1)         -
   Corporate & Other
     Environmental and
        litigation provisions              (23)       (22)       (63)       (57)
     Insurance settlements                   -          -          -          2
     Restructuring                          (6)         -        (23)         -
Total special items                        (38)       (27)       (72)       (69)
--------------------------------------------------------------------------------
     Adjusted after-tax earnings         $ 190      $ 126      $ 610      $ 303
================================================================================
     Adjusted after-tax
        diluted earnings per share      $ 0.72     $ 0.52     $ 2.32     $ 1.24
================================================================================

The preceding table reconciles adjusted after-tax earnings to net earnings. Special items represent certain significant matters which positively or negatively impact net earnings that management determines to be not representative of the company's ongoing operations. Examples of such items which have generally been excluded in determining adjusted after-tax earnings include: gain/loss from major asset sales; environmental remediation costs primarily related to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant asset impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other 'acts of god' not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; insurance recoveries associated with former company operations or for costs incurred in prior years. Other companies may define special items differently; hence, we cannot assure that adjusted after-tax earnings are comparable with similarly titled amounts reported by other companies.

EBITDAX (UNAUDITED)
                                      For the Three Months   For the Nine Months
                                       Ended September 30,   Ended September 30,
--------------------------------------------------------------------------------
Millions of dollars                       2003       2002       2003       2002
--------------------------------------------------------------------------------
Net Earnings                             $ 152      $  99     $  463     $  235
Less:
   Earnings from discontinued operations     -          -          8          1
   Cumulative effects of
      accounting changes                     -          -        (83)         -
   Special items                           (38)       (27)       (72)       (69)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                190        126        610        303
Add-backs to adjusted after-tax earnings:
   Depreciation, depletion
      and amortization                     231        245        746        724
   Asset impairments                        31          6         34         27
   Dry hole costs                           14         40         95         81
   Exploration expenses (including
      amortization of undeveloped
      leasehold costs)                      39         60        182        180
   Current income taxes                     64         27        302        179
   Deferred income taxes                    97         58        171         65
   Interest expense (a)                     45         40        119        134
--------------------------------------------------------------------------------
         EBITDAX                         $ 711      $ 602     $2,259     $1,693
================================================================================
EBITDAX per share (diluted)              $2.61      $2.46     $ 8.30     $ 6.90

(a)  Net of capitalized interest of:        11         14         46         33

                                     #####